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                                                                      EXHIBIT 23
                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Automatic Data Processing, Inc.'s Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207,
33-58165, 33-61629, 333-01839, 333-02331, 333-12767, 333-15103 and 333-29713 on
Form S-3 and Registration Statements Nos. 33-24987, 33-25290, 33-38338, 2-75287,
33-38366, 33-38365, 33-46168, 33-51979, 33-51977, 33-52629, 33-56419, 33-56463,
333-10281, 333-10279, 333-10277 and 333-13945 on Form S-8 of our report dated
August 13, 1997, included in the 1997 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP
New York, New York
September 18, 1997